                                                                   EXHIBIT 99.3


           INDEX TO UNAUDITED PRO FORM COMBINED FINANCIAL STATEMENTS
                      OF THE MERIDIAN RESOURCE CORPORATION


Unaudited Pro Forma Combined Financial Information.............................P-2

Pro Forma Combined Balance Sheet as of June 30, 1997...........................P-3

Pro Forma Combined Statements of Operations for the six
         months ended June 30, 1997............................................P-4

Pro Forma Combined Statements of Operations for the year
         ended December 31, 1996...............................................P-5

Pro Forma Combined Statements of Operations for the year
         ended December 31, 1995...............................................P-6

Pro Forma Combined Statements of Operations for the year
         ended December 31, 1994...............................................P-7

Notes to Unaudited Pro Forma Combined Financial Statements.....................P-8

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The unaudited Pro Forma Combined Financial Statements (the "Pro Forma Statements") have been prepared assuming the Merger is accounted for as a pooling of interests.

     The unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 has been prepared as if the combination of TMRC and Cairn had been consummated on June 30, 1997. The unaudited Pro Forma Statements of Operations for the six months ended June 30, 1997 and for each of the three years in the period ended December 31, 1996, are based on the Consolidated Financial Statements of TMRC and the Consolidated Financial Statements of Cairn and include, in the opinion of the managements of TMRC and Cairn, all adjustments necessary to present fairly the results of such periods and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations for each of TMRC and Cairn incorporated herein by reference. The unaudited Pro Forma Statements of Operations for the six months ended June 30, 1997 have been derived from, and should be read in conjunction with, the unaudited Consolidated Financial Statements of TMRC included in TMRC's Quarterly Report on Form 10-Q for the three months ended June 30, 1997 and the unaudited Consolidated Financial Statements of Cairn included in Exhibit 99.2 to this Curren Report on Form 8-K. The unaudited Pro Forma Statements of Operations for each of the three years in the period ended December 31, 1996 have been derived from, and should be read in conjunction with, the audited Consolidated Financial Statements of TMRC included in TMRC'S Annual Report on Form 10-K for the year ended December 31, 1996 and the audited Consolidated Financial Statements of Cairn included in
Exhibit 99.2 to this Current Report on Form 8-K.

     The Pro Forma Statements are presented for illustrative purposes only and are not necessarily indicative of actual results of operations or financial position that would have been achieved had the Merger been consummated as presented. Neither are they necessarily indicative of future results.

          THE MERIDIAN RESOURCE CORPORATION AND CAIRN ENERGY USA, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                   UNAUDITED
                              AS OF JUNE 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                                   PRO FORMA
                                                        TMRC       CAIRN      ADJUSTMENTS          COMBINED
                                                      --------    --------    -----------          ---------
CURRENT ASSETS:
  Cash and cash equivalents.........................  $  3,262    $  3,915       $    --           $   7,177
  Accounts receivable, net..........................     9,631       4,962            --              14,593
  Due from affiliates...............................     1,670          --            --               1,670
  Prepaid expenses and other........................       393         626            --               1,019
                                                      --------    --------       -------           ---------
          Total current assets......................    14,956       9,503            --              24,459
                                                      --------    --------       -------           ---------
Oil and natural gas properties, full cost method
  (including $71,843 not subject to depletion)......   120,700     223,516            --             344,216
Land................................................       478          --            --                 478
Equipment...........................................     3,342         967            --               4,309
                                                      --------    --------       -------           ---------
                                                       124,520     224,483            --             349,003
Less accumulated depletion and depreciation.........   (24,027)    (83,106)       (1,259)(1)        (108,392)
                                                      --------    --------       -------           ---------
                                                       100,493     141,377        (1,259)            240,611
                                                      --------    --------       -------           ---------
Other assets, net...................................       357       1,010            --               1,367
                                                      --------    --------       -------           ---------
          Total assets..............................  $115,806    $151,890       $(1,259)          $ 266,437
                                                      ========    ========       =======           =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................  $ 11,012    $  5,519       $    --           $  16,531
  Revenue and royalty payable.......................     5,362          --            --               5,362
  Accrued liabilities...............................     5,174       2,940        10,000(2)           18,114
  Current maturities of long-term debt..............        --      10,000       (10,000)(3)              --
                                                      --------    --------       -------           ---------
          Total current liabilities.................    21,548      18,459            --              40,007
                                                      --------    --------       -------           ---------
LONG-TERM DEBT......................................     6,500      40,000        10,000 (3)          56,500
DEFERRED INCOME TAXES...............................     5,177          --        (3,970)(2)(6)        1,207
COMMITMENTS AND CONTINGENCIES.......................
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 33,464,000 shares issued...........       146         176            14(4)              336
  Additional paid-in capital........................    76,240      94,859           (14)(4)         171,085
  Accumulated earnings (deficit)....................     7,723      (1,604)       (7,289)(1)(2)(6)    (1,170)
  Unamortized deferred compensation.................      (448)         --            --                (448)
  Treasury stock, 60,000 shares at cost.............    (1,080)         --            --              (1,080)
                                                      --------    --------       -------           ---------
          Total stockholders' equity................    82,581      93,431        (7,289)            168,723
                                                      --------    --------       -------           ---------
          Total liabilities and stockholders'
            equity..................................  $115,806    $151,890       $(1,259)          $ 266,437
                                                      ========    ========       =======           =========
Common shares issued................................    14,453      17,566         1,405(4)           33,424
                                                      ========    ========       =======           =========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     THE MERIDIAN RESOURCE CORPORATION AND
                        CAIRN ENERGY USA, INC. COMBINED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          PRO FORMA
                                                      TMRC        CAIRN     ADJUSTMENTS   COMBINED
                                                    --------     --------   -----------   ---------
REVENUES:
  Oil and natural gas.............................  $14,945      $14,583      $    --      $29,528
  Interest and other..............................      302          135           --          437
                                                    -------      -------      -------      -------
                                                     15,247       14,718           --       29,965
                                                    -------      -------      -------      -------
COST AND EXPENSES:
  Oil and natural gas operating...................    1,860        1,765           --        3,625
  Depletion, depreciation and amortization........    5,579        7,234          396(5)    13,209
  General and administrative......................    2,612        1,052           --        3,664
  Interest........................................       64        1,799           --        1,863
                                                    -------      -------      -------      -------
                                                     10,115       11,850          396       22,361
                                                    -------      -------      -------      -------

INCOME BEFORE INCOME TAXES........................    5,132        2,868         (396)       7,604
INCOME TAX EXPENSE................................    1,797           --          865(6)     2,662
                                                    -------      -------      -------      -------
NET INCOME........................................  $ 3,335      $ 2,868      $(1,261)     $ 4,942
                                                    =======      =======      =======      =======
NET INCOME PER COMMON AND COMMON EQUIVALENT
  SHARE...........................................  $  0.21      $  0.16           --      $  0.14
                                                    =======      =======      =======      =======
Weighted average common and common equivalent
  shares outstanding..............................   15,814       17,566        1,900       35,280
                                                    =======      =======      =======      =======

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     THE MERIDIAN RESOURCE CORPORATION AND
                        CAIRN ENERGY USA, INC. COMBINED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          PRO FORMA
                                                      TMRC        CAIRN     ADJUSTMENTS   COMBINED
                                                    --------     --------   -----------   ---------
REVENUES:
  Oil and natural gas.............................  $25,107      $30,016      $    --      $55,123
  Interest and other..............................    1,280          330           --        1,610
                                                    -------      -------      -------      -------
                                                     26,387       30,346           --       56,733
                                                    -------      -------      -------      -------
COST AND EXPENSES:
  Oil and natural gas operating...................    2,642        3,731           --        6,373
  Depletion, depreciation and amortization........    9,014       15,973          460(5)    25,447
  General and administrative......................    4,223        1,481           --        5,704
  Interest........................................       20        2,523           --        2,543
                                                    -------      -------      -------      -------
                                                     15,899       23,708          460       40,067
                                                    -------      -------      -------      -------

INCOME BEFORE INCOME TAXES........................   10,488        6,638         (460)      16,666
INCOME TAX EXPENSE (BENEFIT)......................    3,354           --       (3,380)(6)      (26)
                                                    -------      -------      -------      -------
NET INCOME........................................  $ 7,134      $ 6,638      $ 2,920      $16,692
                                                    =======      =======      =======      =======
NET INCOME PER COMMON AND COMMON EQUIVALENT
  SHARE...........................................  $  0.45      $  0.38           --      $  0.47
                                                    =======      =======      =======      =======
Weighted average common and common equivalent
  shares outstanding..............................   15,720       17,559        2,056       35,335
                                                    =======      =======      =======      =======

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     THE MERIDIAN RESOURCE CORPORATION AND
                        CAIRN ENERGY USA, INC. COMBINED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          PRO FORMA
                                                      TMRC        CAIRN     ADJUSTMENTS   COMBINED
                                                    --------     --------   -----------   ---------
REVENUES:
  Oil and natural gas.............................  $11,224      $25,742       $  --       $36,966
  Interest and other..............................    1,043          221          --         1,264
                                                    -------      -------       -----       -------
                                                     12,267       25,963          --        38,230
                                                    -------      -------       -----       -------
COST AND EXPENSES:
  Oil and natural gas operating...................    1,600        3,101          --         4,701
  Depletion, depreciation and amortization........    4,999       13,616         (70)(5)    18,545
  General and administrative......................    3,135        1,511          --         4,646
  Interest........................................       50        2,500          --         2,550
  Other...........................................      300           --          --           300
                                                    -------      -------       -----       -------
                                                     10,084       20,728         (70)       30,742
                                                    -------      -------       -----       -------

INCOME BEFORE INCOME TAXES........................    2,183        5,235          70         7,488
INCOME TAX EXPENSE................................       30           --          --            30
                                                    -------      -------       -----       -------
NET INCOME........................................  $ 2,153      $ 5,235       $  70       $ 7,458
                                                    =======      =======       =====       =======
NET INCOME PER COMMON AND COMMON EQUIVALENT
  SHARE...........................................  $  0.16      $  0.32          --       $  0.23
                                                    =======      =======       =====       =======
Weighted average common and common equivalent
  shares outstanding..............................   13,580       16,422       1,947        31,949
                                                    =======      =======       =====       =======

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     THE MERIDIAN RESOURCE CORPORATION AND
                        CAIRN ENERGY USA, INC. COMBINED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                PRO FORMA
                                                        TMRC        CAIRN       ADJUSTMENTS     COMBINED
                                                      --------     --------     -----------     ---------
REVENUES:
  Oil and natural gas...............................   $7,466       $9,494          $   --       $16,960
  Interest and other................................      394          398              --           792
                                                       ------       ------          ------       -------
                                                        7,860        9,892              --        17,752
                                                       ------       ------          ------       -------
COST AND EXPENSES:
  Oil and natural gas operating.....................      921        2,274              --         3,195
  Depletion, depreciation and amortization..........    3,069        4,328             391(5)      7,788
  General and administrative........................    2,433        1,522              --         3,955
  Interest..........................................       17        1,114              --         1,131
                                                       ------       ------          ------       -------
                                                        6,440        9,238             391        16,069
                                                       ------       ------          ------       -------

INCOME BEFORE INCOME TAXES..........................    1,420          654            (391)        1,683
INCOME TAX EXPENSE..................................       22           --              --            22
                                                       ------       ------          ------       -------
NET INCOME..........................................   $1,398       $  654          $ (391)      $ 1,661
                                                       ======       ======          ======       =======
NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE...   $ 0.12       $ 0.05              --       $  0.06
                                                       ======       ======          ======       =======
Weighted average common and common equivalent shares
  outstanding.......................................   11,769       13,259           1,459        26,487
                                                       ======       ======          ======       =======

    The accompanying notes are an integral part of these pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     Under the terms of the Merger Agreement, the holders of the Cairn Common Stock will receive 1.08 newly issued shares of TMRC Common Stock for each share of Cairn Common Stock held by them at the Effective Time. The business combination will be accounted for using the pooling of interests method of accounting.

PRO FORMA ADJUSTMENTS

     The accompanying Pro Forma Combined Balance Sheet as of June 30, 1997, has been prepared as if the combination of TMRC and Cairn had occurred on that date and includes the following adjustments to reflect the combination as a pooling of interest:

          (1) To adjust accumulated depletion to reflect the consolidation of TMRC's and Cairn's full cost pools and reserves.

          (2) To record the estimated costs to complete the combination of TMRC and Cairn under pooling of interest accounting which will be expensed when the merger is consummated. These costs, which are primarily related to transaction and severance costs, are currently estimated to be approximately $10.0 million, before tax benefit of $1.4 million.

          (3) To reflect the debt classification under a new credit facility entered into in connection with the business combination.

          (4) To adjust common stock and additional paid-in capital for the 1,445,000 shares of TMRC Common Stock to be issued to Cairn stockholders based on shares outstanding at June 30, 1997.

     The accompanying Pro Forma Combined Statements of Operations for each of the three years ended December 31, 1996, and for the six months ended June 30, 1997, have been prepared by combining the historical results of TMRC and Cairn for such periods and reflect the following adjustments:

          (5) To reflect the effects of a combined depletion rate. Depletion expense was increased by $0.4 million, $0.5 million and $0.4 million for the six months ended June 30, 1997 and the years ended 1996, and 1994, respectively. Depletion expense was decreased by $0.1 million in 1995.

          (6) To reflect the $3.4 million deferred income tax benefit for the reduction in the valuation allowance on Cairn's deferred tax assets as of and for the year ended December 31, 1996, based on expected utilization of net operating loss carryforwards and to record $0.9 million of additional deferred tax expense for the six months ended June 30, 1997.

PRO FORMA NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

     The pro forma weighted average common and common equivalent shares outstanding have been computed by adjusting the historical weighted average outstanding common and common equivalent shares of TMRC for the shares assumed to be issued in exchange for the outstanding Cairn common shares, the dilutive effect of common stock equivalents arising from the assumption of the Cairn options and giving effect to TMRC's General Partner Warrants.

PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

     The following is a summary of pro forma combined quantities of proved reserves prepared by combining the historical results of TMRC and Cairn, derived from estimates prepared or reviewed by Ryder Scott. See the historical financial statements of TMRC and Cairn, incorporated by reference herein under "Certain Documents Incorporated by Reference".

           PRO FORMA COMBINED ESTIMATED QUANTITIES OF PROVED RESERVES
                                 (IN THOUSANDS)

                                                               OIL         GAS
                                                              (BBL)       (MCF)
                                                              -----      -------
December 31, 1993...........................................  2,329       65,394
  Production................................................   (163)      (7,116)
  Revisions.................................................    (26)        (524)
  Discoveries and extensions................................    991       19,348
  Purchase of reserves in place.............................     32        3,018
  Sale of reserves in place.................................   (256)      (2,902)
                                                              -----      -------
December 31, 1994...........................................  2,907       77,218
  Production................................................   (650)     (14,598)
  Revisions.................................................   (125)       5,742
  Discoveries and extensions................................  1,542       24,691
  Sale of reserves in place.................................   (111)      (2,060)
                                                              -----      -------
December 31, 1995...........................................  3,563       90,993
  Production................................................   (751)     (15,783)
  Revisions.................................................    647       (4,418)
  Discoveries and extensions................................  5,956       36,614
                                                              -----      -------
December 31, 1996...........................................  9,415      107,406
                                                              =====      =======

      PRO FORMA COMBINED ESTIMATED QUANTITIES OF PROVED DEVELOPED RESERVES
                                 (IN THOUSANDS)

                                                               OIL      GAS
                                                              (BBL)    (MCF)
                                                              -----    ------
December 31, 1993...........................................    668    31,375
December 31, 1994...........................................  2,396    60,573
December 31, 1995...........................................  2,569    76,944
December 31, 1996...........................................  4,361    81,192

     The following is a summary of a pro forma combined standardized measure of discounted future net cash flows related to TMRC's pro forma combined proved oil, natural gas and natural gas liquids reserves. Such information has been derived from valuations of proved reserves using discounted cash flows estimated or reviewed by Ryder Scott. The additions to proved reserves from new discoveries and extension could vary significantly from year to year; additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant. Accordingly, the information presented below should neither be viewed as an estimate of the fair value of TMRC's or Cairn's oil and natural gas properties following the combination of TMRC and Cairn, nor should it be considered indicative of any trends.

     The estimated discounted future net cash flows from estimated proved reserves are based on prices and costs as of the date of the estimate unless such prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs. Future income tax expense has been reduced for the effect of available net operating loss carryforwards.

  PRO FORMA COMBINED STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                                 (IN THOUSANDS)

                                                                  AT DECEMBER 31
                                                              ----------------------
                                                                1996         1995
                                                              ---------    ---------
Future cash inflows.........................................  $ 671,123    $ 284,204
Future production and development costs.....................   (111,159)     (57,968)
Future income tax expense...................................   (121,347)     (26,600)
                                                              ---------    ---------
Future net cash flows.......................................    438,617      199,636
Discount to present value at 10% annual rate................   (124,994)     (49,773)
                                                              ---------    ---------
Standardized measure of discounted future net cash flows....  $ 313,623    $ 149,863
                                                              =========    =========

     The following are the principal sources of change in the pro forma combined standardized measure of discounted future net cash flows:

 PRO FORMA CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                                 (IN THOUSANDS)

                                                               1996        1995        1994
                                                             --------    --------    --------
BALANCE AT BEGINNING OF PERIOD.............................  $149,863    $100,782    $ 90,904
                                                             --------    --------    --------
SALES OF OIL AND GAS, NET OF PRODUCTION COSTS..............   (48,750)    (32,265)    (13,765)
REVISIONS TO RESERVES PROVED IN PRIOR YEARS:
  Changes in prices and production costs...................   104,249      20,316     (24,323)
  Revisions of previous quantity estimates.................      (756)      9,839        (400)
ADDITIONS TO PROVED RESERVES:
  Acquisitions of reserves in place........................        --          --       1,531
  Sales of reserves in place...............................        --      (3,262)     (6,119)
  Current year discoveries, extensions and improved
     recovery..............................................   167,080      56,603      30,758
  Changes in estimated future development costs............    (7,597)    (20,751)     (8,622)
  Development costs incurred during the period that reduce
     future development costs..............................    11,723      19,242      11,683
  Accretion of discount....................................    16,182      10,485      10,165
  Net change in income taxes...............................   (63,476)    (13,199)      9,383
  Change in production rates (timing) and other............   (14,895)      2,073        (413)
                                                             --------    --------    --------
  Net increase.............................................   163,760      49,081       9,878
                                                             --------    --------    --------
BALANCE AT END OF PERIOD...................................  $313,623    $149,863    $100,782
                                                             ========    ========    ========